UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement (Revised)

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

BALDWIN TECHNOLOGY COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

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[ ]	Fee paid previously with preliminary materials.

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BALDWIN TECHNOLOGY COMPANY, INC.

2 Trap Falls Road
Suite 402
Shelton, CT 06484

Dear Stockholder:

You are invited to attend our Annual Meeting of Stockholders on January 24, 2008 at 10:00 a.m., local time, at the offices of the Company in Shelton, Connecticut. You will be asked to consider and vote upon the election of three directors and such other business as may properly come before the meeting.

As you may be aware, we changed the date of our previously scheduled Annual Meeting of Stockholders from November 13, 2007 to January 24, 2008. As a result of such change, our Board of Directors had to set a new date for the purpose of determining those stockholders of record who are entitled to receive notice of, and vote at, the rescheduled Annual Meeting of Stockholders. Our Board of Directors has set a record date of December 14, 2007.

We have also withdrawn the proposal to amend the Company’s Restated Certificate of Incorporation. The Board of Directors may reintroduce that proposal, or a version of that proposal, and certain other related proposals, at a later date and time.

It is important that all stockholders vote their shares, either by voting in person at the rescheduled Annual Meeting of Stockholders or by completing, signing, dating and returning the enclosed proxy card. If you submitted a proxy card in response to the prior proxy statement, please resubmit your proxy votes by using the proxy card enclosed.

We look forward to seeing you, and would like to take this opportunity again to remind you that your vote is important.

Sincerely,

Gerald A. Nathe
Chairman
Shelton, Connecticut
December 14, 2007

BALDWIN TECHNOLOGY COMPANY, INC.

2 Trap Falls Road
Suite 402
Shelton, CT 06484

Notice of Annual Meeting of Stockholders
To Be Held January 24, 2008

To the Stockholders:

The rescheduled Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the “Company”) will be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut, on Thursday, the 24th day of January, 2008 at 10:00 a.m., Eastern Standard Time, for the following purposes:

1. To elect three Class II Directors to serve for three-year terms or until their respective successors are duly elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record as of the close of business on December 14, 2007, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Company.

By Order of the Board of Directors.

Helen P. Oster
Secretary
Shelton, Connecticut
December 17, 2007

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

BALDWIN TECHNOLOGY COMPANY, INC.

PROXY STATEMENT

Shelton, Connecticut
December 17, 2007

The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the “Company” or “Baldwin”), for use only at the rescheduled Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on the 24th day of January, 2008 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is December 17, 2007.

Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose. At the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matter to be presented for action at the meeting.

With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Abstentions may be specified on all proposals except the election of Directors and will be counted as present for the purposes of determining the existence of a quorum regarding the item on which the abstention is specified. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the election of Directors.

The required votes for the election of Directors is described below under the caption “Voting Securities.”

With respect to any other matter requiring action at the meeting, the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, issued and outstanding, voting together as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten (10) votes per share, is required for the approval of any such matter.

VOTING SECURITIES

The Board of Directors has fixed the close of business on December 14, 2007 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on December 14, 2007 consisted of 14,686,350 shares of Class A Common Stock and 1,142,555 shares of Class B Common Stock.

With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect three of the ten Directors that will constitute the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock as of the record date. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock as of the record date, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of December 14, 2007 the number of outstanding shares of Class B Common Stock constituted approximately 7.2% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, are entitled to elect seven of the ten Directors that will constitute the entire Board of Directors.

Except with respect to the election or removal of Directors and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of a majority in number of the total outstanding shares of stock of the Company entitled to vote at such meeting.

With respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of each such class is constituted by the presence, in person or by proxy, of holders of a majority in number of the total outstanding shares of such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the vote thereon.

CORPORATE GOVERNANCE

Board Independence

The Board has determined that Mr. Mark T. Becker, Mr. Rolf Bergstrom, Mr. Akira Hara, Mr. Ronald B. Salvagio, Mr. Ralph R. Whitney, Jr., Ms. Judith A. Mulholland and Mr. Claes Warnander are independent directors (“Independent Directors”) under the listing standards of the American Stock Exchange (“AMEX”) and the Securities and Exchange Commission (“SEC”). Mr. Gerald A. Nathe and Mr. Karl S. Puehringer, employees of the Company, and Mr. Samuel B. Fortenbaugh III, counsel to the Company, are not considered independent directors. The Independent Directors have elected Ms. Mulholland as the Lead Director.

Code of Conduct and Business Ethics

The Company adopted a revised Code of Conduct and Business Ethics (the “Code”) in August 2007, replacing the previously revised Code of Business Ethics adopted in September 2004. The Code has been distributed to all directors and employees. Written acknowledgment of understanding and compliance is required of all directors, executive officers, senior managers and financial staff annually. The current version of the Code is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section.

Board Statement of Principles

The Board has adopted a Statement of Principles, which is posted on the Company’s web site under the Corporate Governance section.

Committee Charters

The Board of Directors first adopted written charters for the Audit, Compensation and Executive Committees of the Board in 2001. Each of those charters are reviewed annually, and amended if necessary. The charters, as amended, are posted on the Company’s web site, under the Corporate Governance section.

Board and Committee Attendance

During Fiscal 2007, each director who was at the time a director (Mr. Warnander was not a director until November 13, 2007) attended at least 75% of the aggregate number of meetings of the Board and Committees on which he or she served. All of the directors who were serving as directors at the time attended the Company’s 2006 Annual Meeting of Stockholders, except Mr. Hara. Directors are expected, but not required, to attend the 2007 Annual Meeting of Stockholders. The Board of Directors holds meetings on at least a quarterly basis, and the Independent Directors meet as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Stockholder Communications with Directors

Any stockholder wishing to communicate with the Board or a specified individual director may do so by contacting the Company’s Corporate Secretary, in writing, at the corporate address listed on the notice to which this proxy statement is attached, or by telephone at (203) 402-1000. The Corporate Secretary will forward to the Board or the director a written, e-mail or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

The Board Nomination Process

The Company does not have a standing nominating committee or committee performing similar functions. The Board believes that it is appropriate for the Company not to have such a committee since the Independent Directors perform the functions which otherwise would be delegated to such a committee.

The Independent Directors identify director nominees based primarily on recommendations from management, board members, stockholders and other sources. The Independent Directors recommend to the Board nominees that possess qualities such as personal and professional integrity, sound business judgment, and graphic arts industry or financial expertise. The Independent Directors also consider independence, age and diversity (broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics) in making their recommendations for nominees to the full Board. In addition, the Independent Directors also evaluate other factors that they may deem are in the best interests of the Company and its stockholders.

There is no formal policy with regard to the consideration of any director candidates recommended by stockholders; however, stockholders who wish to recommend a prospective candidate for the Board for consideration by the Independent Directors may do so by notifying the Corporate Secretary in writing at the corporate address listed on the notice to which this proxy statement is attached no later than June 30, 2008. The Corporate Secretary will pass all such stockholder recommendations on to Ms. Mulholland, the Lead Director (one of the Independent Directors chosen by the Independent Directors in accordance with the Board’s Statement of Principles) for consideration by the Independent Directors. Any such recommendation should provide whatever supporting material the stockholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Independent Directors to make an initial determination as to whether the candidate satisfies the Board membership criteria set out in the Statement of Principles. All candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates. No stockholder recommendations of director candidates were received by the Independent Directors during the Company’s fiscal year ended June 30, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of November 30, 2007 (except where otherwise noted) based on a review of information filed with the U.S. Securities and Exchange Commission (“SEC”) and the Company’s stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company named in the Summary Compensation Table, and (d) all executive officers and Directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

	Beneficial Ownership
	Amount and Nature of
Name and Address	Ownership				Percent of
of Beneficial Owner	Class A(1)		Class B		Class A(1)	Class B

Gabelli Asset Management, Inc.(2)	1,603,000		0		10.91%	—
One Corporate Center Rye, New York 10580
Royce & Associates, LLC(3)	947,300		0		6.45%	—
1414 Avenue of the Americas New York, New York 10019
Red Oak Partners, LLC(4)	814,250		0		5.54%	—
145 Fourth Avenue Suite 15A New York, New York 10003
Dimensional Fund Advisors Inc.(5)	801,771		0		5.46%	—
1299 Ocean Ave., 11th Floor Santa Monica, California 90401
Akira Hara(6)	520,017	(7)	463,136		3.45%	40.54%
Baldwin Japan Limited 2-4-34 Toyo, Kohtoh-ku Tokyo 135, Japan
Gerald A. Nathe(6)	496,240	(7)(8)(9)	198,338	(10)	3.30%	17.36%
Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484
Jane G. St. John(11)	358,839		314,239		2.39%	27.50%
P.O. Box 3236 Blue Jay, California 92317
Karl S. Puehringer(6)	286,686	(7)(9)	800		1.94%	*
Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484
Ralph R. Whitney, Jr.(6)	135,799	(7)	100,000		*	8.75%
Hammond Kennedy Whitney & Co., Inc. 420 Lexington Avenue — Suite 402 New York, New York 10170
Judith A. Mulholland(6)	83,762	(7)(12)	0		*	*
4324 Snowberry Lane Naples, Florida 34119

	Beneficial Ownership
	Amount and Nature of
Name and Address	Ownership				Percent of
of Beneficial Owner	Class A(1)		Class B		Class A(1)	Class B

Shaun J. Kilfoyle	74,333	(7)	0		*	—
Baldwin Technology Company, Inc. 14600 West 106th Street Lenexa, Kansas 66215
Samuel B. Fortenbaugh III(6)	56,692	(7)	106		*	*
1211 Ave. of the Americas, 27th Floor New York, New York 10036
John P. Jordan	75,800		800		*	*
Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484
Rolf Bergstrom(6)	32,881	(7)	0		*	—
Sodra Villagatan 6 23735 Bjarred, Sweden
Mark T. Becker(6)	35,799	(7)	0		*	—
Havells Holding Int’l. 4 Manhattanville Rd., 1st Floor Purchase, New York 10577
Vijay Tharani	10,000		0		*	—
10 Quaker Lane West Harrison, NY 10604
Ronald B. Salvagio(6)	6,688		0		—	—
7108 Lemuria Circle #202 Naples, Florida 34109
Claes Warnander(6)(13)	12,465		0		*	—
Haldex China 16A Zhao Feng World Trade Bldg. No. 369 Jiang Su Road Shanghai, 200050, PRC
All executive officers and directors of the Company as a group (including 12 individuals, named above)	1,804,873	(7)(8)(9)(12)	763,180	(10)	11.39%	66.80%

*	= Less than 1%.

(1)	Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. The amount of shares shown as Class A Common Stock held by a beneficial owner in the table above includes those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner.

(2)	Amount and Nature of Ownership is based on Amendment No. 20 to a Schedule 13D filed on June 6, 2007 with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner, an investment advisor, as of June 1, 2007; Percent of Class is calculated based on information set forth in said filing and Class A Common Stock outstanding on the record date.

(3)	Amount and Nature of Ownership is based on Amendment No. 8 to a Schedule 13G filed on January 17, 2007 with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, an investment advisor, as of December 31, 2006; Percent of Class is calculated based on information set forth in said filing and Class A Common Stock outstanding on the record date.

(4)	Amount and Nature of Ownership is based on Amendment No. 2 to a Schedule 13G filed on January 30, 2007 with the SEC reporting beneficial ownership of securities of the Company held by the filer, the controlling member of a Delaware limited liability company and private investment vehicle formed for investing and trading in securities and financial instruments; Percent of Class is calculated based on information set forth in said filing and Class A Common Stock outstanding on the record date.

(5)	Amount and Nature of Ownership is based on Amendment No. 9 to a Schedule 13G filed on February 9, 2007 with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, on behalf of certain funds as of December 31, 2006; Percent of Class is calculated based on information set forth in said filing and Class A Common Stock outstanding on the record date.

(6)	Member of the Board of Directors of the Company.

(7)	Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows: Mr. Nathe, 139,833 shares; Mr. Puehringer, 103,333 shares; Mr. Hara, 18,000 shares; Mr. Fortenbaugh, 27,000 shares; Mr. Whitney, 8,000 shares; Ms. Mulholland, 27,000 shares; Mr. Kilfoyle, 49,333 shares; Mr. Becker, 18,000 shares; Mr. Bergstrom, 10,000 shares; and as to all executive officers and Directors of the Company as a group, 400,499 shares.

(8)	Includes 21,000 shares of Class A Common Stock held jointly with Patricia A. Nathe, wife of the beneficial owner; includes 35,000 shares held in a trust for the benefit of Mr. Nathe’s spouse; does not include 160,000 shares which may be issued pursuant to Mr. Nathe’s employment agreement with the Company as more fully described in the Employment Agreements section below.

(9)	Includes shares held in the respective accounts of the beneficial owners in the Company’s profit sharing and savings plan, as of November 27, 2007, as follows: Mr. Nathe, 12,069 shares and Mr. Puehringer, 4,220 shares.

(10)	Includes 100,000 shares held in a trust for the benefit of Patricia Nathe, wife of the beneficial owner and 98,338 shares held in a trust for the benefit of Mr. Nathe.

(11)	Includes 44,600 shares of Class A Common Stock held by Mr. and Mrs. St. John as Trustees under a family trust; also includes 3,375 shares of Class B Common Stock held of record by a trust for the benefit of John St. John, husband of the beneficial owner, 46,932 shares of Class B Common Stock held of record by a trust for the benefit of Mr. and Mrs. St. John, and 263,932 shares of Class B Common Stock held of record by a trust for the benefit of the beneficial owner.

(12)	Includes 3,000 shares held jointly with Bob Mulholland, husband of the beneficial owner.

(13)	Elected to the Board of Directors of the Company on November 13, 2007.

To the knowledge of the Company, no arrangement exists the operation of which might result in a change in control of the Company.

ELECTION OF DIRECTORS

Under the Company’s Certificate of Incorporation, the Board of Directors (the “Board”) is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently ten members of the Company’s Board of Directors.

Judith A. Mulholland, a Class I Director, and Mark T. Becker, a Class II Director, were elected by a plurality vote of the outstanding shares of Class A Common Stock. Akira Hara and Ralph R. Whitney, Jr., Class III Directors, and Gerald A. Nathe, a Class II Director, were elected by a plurality vote of the outstanding shares of Class B Common Stock. Samuel B. Fortenbaugh III and Rolf Bergstrom, Class I Directors, were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. The Board elected Mr. Puehringer as a Class III Director and Mr. Salvagio as a Class II Director in June 2006. Mr. Warnander was elected as a Class III Director by the Board in November 2007.

At this year’s Annual Meeting, three Directors will be elected to Class II. If elected, their terms will expire at the Annual Meeting in 2010. Mark T. Becker, Gerald A. Nathe and Ronald B. Salvagio, who are currently Class II Directors, have been nominated to serve as Class II Directors. Messrs. Becker and Salvagio may be elected by a plurality vote of the outstanding shares of Class A Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting as a separate class. Mr. Nathe may be elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class.

The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of the nominee that is unable to serve.

Set forth below are the names of all continuing Directors and nominees and certain biographical information with respect to each such continuing Director and nominee.

Nominees for election at the 2007 Annual Meeting:

CLASS II

Mark T. Becker, age 48, has served as a Director of the Company since 2001. Since April 2007, Mr. Becker has been the Chief Operating Officer and Chief Financial Officer of Havells Sylvania, the international subsidiary of Havells India Ltd., a Delhi based manufacturer of electronics switchgear and lighting products, listed on the India National and Mumbai stock exchanges. From May 2004 through April 2007 when the business was sold to Havells, Mr. Becker was the Chief Financial Officer of SLI Holdings International, a manufacturer of Sylvania lighting Systems. From 2000 to April 2004, Mr. Becker was Vice President and Chief Financial Officer of Sappi Fine Paper NA, a subsidiary of Sappi Ltd., an international producer of coated woodfree paper, dissolving pulp and forest products. From 1998 through 2000, Mr. Becker served as Chief Financial Officer of Sealed Air Corporation-Europe, a leading global manufacturer of protective and specialty packaging materials and systems. He was Chief Financial Officer — Europe of W.R. Grace & Co. from 1996 through 1998.

Gerald A. Nathe, age 66, has been a Director of the Company since 1987 and has served as Chairman of the Board of the Company since February 1997. He was Chief Executive Officer from October 1995 through November 2001 and from October 2002 through June 2007. He was President of the Company from August 1993 through March 2001 and from October 2002 through June 2005.

Ronald B. Salvagio, age 64, has served as a Director of the Company since June 2006. Since 2001, Mr. Salvagio has been President of PRSM, Inc., a management consulting firm. Prior to 2001, he had 32 years of combined experience, first as an auditor and then as a partner at Arthur Andersen, and then at Accenture, a global management consulting and technology services company. He served as managing partner of the Asia Pacific internal operations of Accenture and Arthur Andersen while based in Hong Kong and Tokyo, and then became Accenture’s managing partner-corporate finance until 2001.

CLASS III (Terms will expire at the 2008 Annual Meeting)

Akira Hara, age 72, is currently a strategic advisor to the Company and Chairman of Baldwin Japan Limited, a wholly-owned subsidiary of the Company. He has served as a Director of the Company since 1989. He was President of Baldwin Asia Pacific Corporation, also a wholly-owned subsidiary of the Company, from 1989 through 2001, Vice President of the Company from 1989 through 1999, President of Baldwin Japan Limited from 1979 through 1999 and President of the Company’s Graphic Products and Controls Group from 1997 through 1999.

Ralph R. Whitney, Jr., age 73, has served as a Director of the Company since 1988. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a private capital firm, since 1971 and currently serves as its Chairman. He also serves as a director of Dura Automotive Systems, Inc., an automobile parts manufacturer, and First Internet Bank. Mr. Whitney is also a Trustee of the University of Rochester.

Karl S. Puehringer, age 42, has served as a Director of the Company since June 2006. He was elected Chief Executive Officer of the Company on July 1, 2007. He also currently serves as President of the Company, an office he has held, together with that of Chief Operating Officer, since July 2005. From November 2001 through June 2005, Mr. Puehringer was a Vice President of the Company, responsible primarily for the Company’s European operations. Prior to joining Baldwin, Mr. Puehringer served as a Manager at A.T. Kearney in Munich where he was responsible for project management from 1999 to 2001. From 1996 to 1998, he was President and a Director of Voest-Alpine MCE, Indonesia, and from 1993 to 1996, he was Managing Director of Voest-Alpine Ice, Mexico.

Claes Warnander, age 64, has served as a Director of the Company since November 2007. Since June of 2005, Mr. Warnander has served as Chairman of Haldex China. He was President and CEO of Haldex AB, a Swedish company, providing systems to the global vehicle industry, from 1988 to 2005. Haldex is listed on the Swedish Stock Exchange.

CLASS I (Terms will expire at the 2009 Annual Meeting)

Samuel B. Fortenbaugh III, age 74, practices law. He is a former Chairman of Morgan Lewis & Bockius LLP, an international law firm. Mr. Fortenbaugh was a senior partner from January 1, 1980 until September 30, 2001 and a senior counsel from October 1, 2001 until August 31, 2002 of that firm. He has served as a Director of the Company since 1987. Mr. Fortenbaugh also served as a director and Chair of the Compensation Committee of Security Capital Corporation, an employer cost containment and health services and educational services company, until September 13, 2006 when that entity was acquired in a merger.

Judith A. Mulholland, age 65, has been a Director of the Company since 1994. She is a retired graphic arts industry executive. Until December, 1996, Ms. Mulholland was Vice President of Courier Corporation, a book printer. Ms. Mulholland joined Courier in 1990 as founder and President of The Courier Connection, an electronic integrated publishing service bureau, which is a division of Courier Corporation.

Rolf Bergstrom, age 65, has served as a Director of the Company since 2003. Mr. Bergstrom has owned and operated since 1998 a consulting firm, Bergstrom Tillvaxt AB, a company specializing in strategic planning, managed growth and turn-around of companies. He currently serves as Chairman of the Board of two private

Swedish companies, Miohano AB, a private equity company, and Roxtec AB, a maker of seals for cables and pipes. He is also a director of two other private Swedish companies, Marka Pac AB, a plastics manufacturer, and Balligslov AB, a producer of kitchen furniture products for private homes.

MANAGEMENT

Directors and Executive Officers

The Directors and executive officers of the Company are as follows:

Name	Position

Gerald A. Nathe	Chairman of the Board and Director(1)
Karl S. Puehringer	President, Chief Executive Officer and Director(1)
John P. Jordan	Vice President, Chief Financial Officer and Treasurer
Shaun J. Kilfoyle	Vice President
Mark T. Becker	Director(1)(3)
Rolf Bergstrom	Director(3)
Samuel B. Fortenbaugh III	Director(1)
Akira Hara	Director(2)
Judith A. Mulholland	Director(2)(4)
Ralph R. Whitney, Jr.	Director(2)
Ronald B. Salvagio	Director(3)
Claes Warnander	Director

(1)	Member of the Executive Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Lead Director

John P. Jordan, age 62, has been Vice President, Chief Financial Officer and Treasurer of the Company since March 2007. From 1998 to March, 2007, Mr. Jordan was Vice President and Treasurer at Paxar Corporation, a publicly-traded global manufacturer of apparel identification products with $850 million in annual sales.

Shaun J. Kilfoyle, age 53, has been a Vice President of the Company since November 2002. Since 2003, he has been responsible for the Company’s operations in the Americas. He re-joined Baldwin in September 2001, responsible primarily for marketing and strategic planning. From 1997 to 2001, Mr. Kilfoyle was Vice President and Group Publisher of the Printing, Packaging and Design (Publishing, Data and Research) Unit of Cahner Business Information, a division of Reed Elsevier. Prior to that time, Mr. Kilfoyle held various marketing and business management positions at a subsidiary of the Company from 1984 to 1997.

All of the Company’s officers are elected annually by the Board of Directors and hold their offices at the pleasure of the Board of Directors.

See “Election of Directors” for biographies relating to Directors.

BOARD OF DIRECTORS

The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, but is not involved in day-to-day operations. Members of the Board are kept informed of the Company’s business by various reports and documents sent to them as well as by operating and financial reports presented by management at Board and Committee meetings. During the fiscal year ended June 30, 2007, the Board held five (5) regularly scheduled meetings, one (1) special meeting, and acted by unanimous written consent eight (8) times.

Compensation of Directors

Director Compensation

	Fees
	Earned or
	Paid in	Stock
	Cash	Awards	Option Awards
	($)	($)	($)	Total
Name	(a)	(b)(c)	(c)	($)

Mark T. Becker	$45,500	$7,841	$3,574	$56,915
Rolf Bergstrom	$40,500	$7,841	$3,574	$51,765
Samuel B. Fortenbaugh III	$39,000	$7,841	$3,574	$50,415
Judith A. Mulholland	$40,500	$7,841	$3,574	$51,915
Ronald B. Salvagio	$43,500	$2,677	—	$46,177
Frederick Westlake(d)	$12,000	—	—	$12,000
Ralph R. Whitney, Jr.	$40,500	$7,841	$3,574	$51,915
Akira Hara(e)	0	$7,841	$2,900	$10,741
Claes Warnander(f)	$0	$0	$0	$0

(a)	Directors who are not employees of the Company receive a $24,000 annual retainer and a fee of $1,500 for each meeting they attend of the Board of Directors or a Committee on which they serve. Up to four (4) such meeting fees per year may be paid for Committee meetings. The Chair of the Audit Committee and the Lead Director of the Independent Directors each receives an additional $1,000 quarterly; the Chair of the Compensation Committee receives an additional $500 fee each quarter. All Directors are also reimbursed for expenses incurred in attending Board and Committee meetings.

(b)	The 2005 Equity Compensation Plan (the “2005 Plan”) was adopted at the 2005 Annual Meeting of Stockholders. Non-employee Directors received annual grants of Restricted Stock Awards (‘‘RSAs”) or in the case of foreign directors, Restricted Stock Units (‘‘RSUs”) under the 2005 Plan. Seven (7) of the current Directors of the Company each received awards of RSAs or RSUs of 2,419 shares each on November 14, 2006. Restrictions under RSAs and RSUs lapse one third each year on the anniversary date of the awards.

(c)	Represents the amount recognized for financial reporting purposes with respect to Fiscal 2007 for RSAs and RSUs (Stock Awards) and stock options (Option Awards) granted during the fiscal year and prior fiscal years, as determined in accordance with Statement of Financial Accounting Standards (SFAS) No.123(R).

(d)	Mr. Westlake served as a Director from August 17 through December 5, 2006.

(e)	Mr. Hara does not receive any Director fees, but receives an annual consulting fee of approximately $60,000 from the Company.

(f)	Mr. Warnander was elected as a Director on November 13, 2007.

Executive Committee

The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 2007, the Executive Committee held five (5) meetings and acted by unanimous written consent twice. The Executive Committee presently consists of Gerald A. Nathe (Chairman), Karl S. Puehringer, (CEO), Samuel B. Fortenbaugh III and Mark T. Becker. The charter of the Executive Committee is posted on the Company’s web site under the Corporate Governance section.

Audit Committee

The Audit Committee assists the Board in ensuring the quality and integrity of the Company’s financial statements, and that a proper system of accounting, internal controls and reporting practices are maintained by the Company. During the fiscal year ended June 30, 2007, the Audit Committee held ten (10) meetings and acted by unanimous written consent once. The Audit Committee presently consists of Ronald B. Salvagio (Chairman), Mark T. Becker and Rolf Bergstrom. The charter of the Audit Committee, as amended, is posted on the Company’s web site under the Corporate Governance section. The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the SEC and the AMEX and that Messrs. Salvagio and Becker qualify as “Audit Committee Financial Experts”.

Compensation Committee

The Compensation Committee has the responsibility for, among other things, reviewing and making recommendations to the full Board concerning compensation and benefit arrangements for the executive officers of the Company, other than the Chief Executive Officer. The Compensation Committee also administers the Company’s 2005 Plan. During the fiscal year ended June 30, 2007, the Compensation Committee met five (5) times. The Compensation Committee presently consists of Ralph R. Whitney, Jr. (Chairman), Akira Hara and Judith A. Mulholland. The charter of the Compensation Committee, as amended, is posted on the Company’s web site. The Board of Directors has determined that all of the current members of the Committee are “independent” as defined by the rules of the SEC and the AMEX. See also “Role of Compensation Committee” in the Compensation Discussion and Analysis section below.

Nominating Committee

The Board does not have a nominating committee. Board of Director nominees are recommended to the full Board by the Independent Directors (see “The Board Nomination Process” in the Corporate Governance section above).

Independent Directors

The Independent Directors set compensation for the Chief Executive Officer and are responsible for recommending to the full Board nominees for election to the Board of Directors (see “The Board Nomination Process” in the Corporate Governance section above). During the fiscal year ended June 30, 2007, the Independent Directors met four (4) times. The Independent Directors are Mark T. Becker, Rolf Bergstrom, Akira Hara, Ronald B. Salvagio, Ralph R. Whitney, Jr., Claes Warnander and Judith A. Mulholland, who serves as Lead Director. The

Statement of Principles (Charter) of the Board of Directors, which sets forth in more detail the duties and responsibilities of the Board and the Independent Directors, is posted on the Company’s web site under the Corporate Governance section.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company assists the Board in its oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter, as amended in August 2007, is posted on the Company’s web site under the Corporate Governance section. The committee is comprised of three non-employee directors, each of whom is “independent” as defined by the rules of the SEC and the AMEX as in effect on the date of this proxy statement. In addition, the Board has determined that two members of the committee have accounting or related financial management expertise. The Chairman, Ronald B. Salvagio, and another member of the committee, Mark T. Becker, have both been designated as “Audit Committee Financial Experts.”

In performing its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2007, with management and Grant Thornton LLP (“GT”), the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process. GT is responsible for expressing an opinion as to whether these financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.

The committee has reviewed and discussed the consolidated financial statements of the Company and its subsidiaries, which are included as Item 8 in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, with management of the Company and GT.

The committee also discussed GT’s judgment with GT as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with GT by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The committee has received the written disclosures and the letter from GT required by Independence Standards Board Standard No. 1 and has discussed GT’s independence from the Company with GT. The committee considered whether the provision of non-audit services by GT to the Company was compatible with maintaining the independence of GT and concluded that the independence of GT was not compromised by the provision of such services.

Based on the review and discussions with management of the Company and GT referred to above, the Audit Committee recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and subsidiaries for the fiscal year ended June 30, 2007 in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and include such financial statements in its Annual Report to Stockholders.

The Audit Committee
Ronald B. Salvagio, Chairman
Mark T. Becker
Rolf Bergstrom

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we provide an overview and analysis of our executive officer compensation program and policies. Later in this proxy statement, there is a series of tables containing specific information about the compensation earned or paid in the fiscal year ended June 30, 2007 to the following individuals who are referred to as our named executive officers (“NEOs”): Gerald A. Nathe, our Chairman of the Board and, until June 30, 2007, Chief Executive Officer, Karl S. Puehringer, our President and as of June 30, 2007, our Chief Executive Officer, John P. Jordan, our Vice President, Chief Financial Officer and Treasurer, Shaun J. Kilfoyle, our Vice President, and Vijay C. Tharani, our former Vice President, Chief Financial Officer and Treasurer.

Compensation Philosophy and Objectives

The Company recognizes that a critical balance needs to be maintained between compensation and the successful pursuit of the Company’s long-term performance and business strategies. The Company continues to implement the practice of compensating its senior executives and certain other senior management employees whose contributions are key to the Company’s success in a manner that attracts and retains high caliber leaders and motivates executives and senior management alike to pursue the Company’s long-term performance and strategic objectives. To that end, the Company is committed to affording its executive officers and senior management employees with competitive compensation for their knowledge, skill, experience, and responsibilities as well as maintaining competitive compensation within the market(s) in which the Company may be required to compete for executive and/or senior management talent.

The Company and the Compensation Committee of the Board of Directors (the “Committee”) has implemented a compensation philosophy that provides for a base compensation, broad-based benefit plans available to all employees, annual incentive bonuses and long-term equity compensation in order to motivate senior management to achieve the Company’s strategic objectives, to align the interests of executives and senior managers with the interests of its stockholders, to provide competitive total compensation, to attract, retain and motivate key management employees and to reward individual, business unit and corporate performance.

Role of the Compensation Committee

The Committee is comprised of three non-employee Directors of the Company, each of whom is considered “independent” under the rules of the AMEX and the SEC. The Committee operates pursuant to a written charter adopted by the Board, a copy of which is posted on the Company’s web site. The purpose of the Committee is to assist the Board of Directors of the Company in ensuring that proper systems for long-term and short-term compensation are in place to provide performance-oriented incentives and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of executives as well as non-executive employees. The principal responsibilities of the Committee include: 1) to review and make recommendations to the Board as to the general compensation policies and practices of the Company for executive and certain senior management employees of the Company; 2) to review the performance of the Chief Executive Officer of the Company and make recommendation to the Lead Director and other Independent Directors with respect to the total compensation for the Chief Executive Officer; 3) to review and make recommendation to the entire Board of Directors with respect to the total compensation of each of the NEOs and such other employees of the Company as the Committee deems appropriate; 4) to administer and approve awards to management level employees under the Company’s equity awards plan; 5) to review and approve management’s recommendations as to equity awards for non-management employees under the Company’s equity awards plan; 6) to review and make recommendations to the Board for awards under the Company’s equity awards plan to executive officers of the Company; 7) to review and make recommendations to the Lead Director and to other Independent Directors of the Board for awards under the Company’s equity awards plan to the Chief Executive Officer; and 8) to review and make recommendations to the Board of Directors of the Company as to any contractual or other special employment arrangements for executive officers (and other management employees) of the Company or any of its subsidiaries.

Specific Elements of NEO Compensation

General

For each of the NEOs of the Company named in the Summary Compensation Table below, compensation consists of a base salary, a potential for an incentive cash bonus, equity compensation awards, and other perquisites. All of these NEOs also have supplemental retirement benefits. The Committee annually reviews the total compensation package paid to each of the NEOs. The Company’s human resource consulting firm, Hewitt Associates, LLC, provides the Company and the Committee with information from their database of surveys and comparable compensation packages paid to executives at a broad range of manufacturing companies with market values and revenue sizes similar to those of the Company. The Committee then compares the compensation packages it provides to the NEOs with those benchmarks in determining the appropriateness of the compensation packages paid to the NEOs and makes adjustments where appropriate.

Base Salary

The base salary in place for executives as well as non-executive employees is intended to attract and retain top level talent as well as to compensate employees for their knowledge, skill, experience, and overall job responsibilities.

The salary of Gerald A. Nathe is fixed by an employment agreement that was negotiated between Mr. Nathe and the Compensation Committee and approved by the Board of Directors. Mr. Nathe’s base salary is subject to an annual increase based on performance, which is reviewed annually by the Compensation Committee, and the attainment of objectives mutually agreed upon with the Compensation Committee. Recommended annual increases to Mr. Nathe’s base salary are subject to review and approval of the Compensation Committee.

The base salary of Karl S. Puehringer is fixed by an employment agreement that was negotiated between Mr. Puehringer and the Compensation Committee and approved by the Independent Directors of the Board. Mr. Puehringer’s base salary is subject to an annual increase based on performance, which is reviewed annually by the Compensation Committee, and the attainment of objectives mutually agreed-upon with the Compensation Committee. Recommended annual increases to Mr. Puehringer’s base salary are subject to review and approval of the Lead Director and the Independent Directors of the Board.

The base salaries of the other NEOs are also fixed by employment agreements entered into between the NEOs and the Company and approved by the Compensation Committee. Under the employment agreements in place each NEOs base salary is subject to an annual increase based on performance, which is reviewed annually by Mr. Puehringer. Recommended annual increases to the NEOs base salary are subject to review and approval of the Compensation Committee.

See a more detailed description of the terms of each employment agreement between the Company and each of the NEOs in the Employment Agreements section below.

Bonus

Certain Executive Officers and key management employees receive cash bonuses provided through the Company’s Management Incentive Compensation Plan (MICP). The MICP is designed to reward, recognize and motivate certain NEOs and other key management employees for their contributions on a corporate-wide and as well as a functional/local basis. Each NEO and key manager participant earns cash incentive compensation based on a target bonus percentage of his/her salary upon the achievement of certain MICP performance targets whose purpose is to focus the Company’s attention on earnings (through Profit Before Tax) and on cash (through an improvement in managing the Company’s balance sheet assets of Accounts Receivable and Inventory). The individual target award opportunities range for MICP participants from 7.5% to 50% of base salary with the NEOs each participating at the 50% bonus level.

Equity Compensation Awards

The Company’s NEOs as well as certain other management employees, who in the judgment of Messrs. Nathe and Puehringer, are in a position to contribute significantly to the Company in order to create stockholder value, receive either stock options, restricted stock grants, or restricted stock units, generally once per year. Recommendations for issuing options, restricted stock grants and restricted stock units are reviewed and approved by the Committee, and, in the instance of the Chief Executive Officer, by the Independent Directors.

Supplemental Retirement Benefits

Messrs. Nathe, Puehringer, Jordan and Kilfoyle are, and Mr. Tharani was, entitled to supplemental retirement benefits in accordance with their respective employment agreements. The SERP is a non-qualified defined retirement plan that provides supplemental retirement income to the named NEOs. It provides retirement benefits in excess of the Company’s 401(k) profit sharing and savings plan, due to the benefit and contribution limitations imposed by the IRS upon the Company’s defined contribution plan. The IRS limit on earnings ($225,000 for 2007) does not apply for SERP purposes.

Mr. Nathe’s employment agreement provides for compensation to be paid to him, his designated beneficiary or beneficiaries, or his estate for a period of 15 years or his life, whichever is longer, upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. During Fiscal 2007, $276,370 was accrued by the Company on behalf of Mr. Nathe in connection with his benefit. The amount of the annual deferred compensation benefit which will be paid to Mr. Nathe upon retirement is estimated to be $160,000.

Mr. Puehringer’s employment agreement provides for compensation to be paid to him, his designated beneficiary or beneficiaries, or his estate for a period of fifteen (15) years upon termination of his employment and subject to a vesting schedule set forth in said employment agreement. The amount of the annual deferred compensation benefit to be paid to Mr. Puehringer is based on a final pay formula which includes years of service and final average base salary without the IRS limitations noted above. The amount accrued by the Company on behalf of Mr. Puehringer in connection with his benefit during Fiscal 2007 was $172,769. The estimated annual supplemental retirement benefit payable by the Company to Mr. Puehringer upon retirement is $90,341. Currently

100% vested, the estimated annual benefit payable to Mr. Purhringer will be 30% of his average base salary for his last three (3) years of employment under his employment agreement.

Mr. Jordan’s employment agreement provides for a supplemental retirement benefit to be paid to him for ten (10) years upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual benefit to be paid to Mr. Jordan is based on a final pay formula which includes years of service and final average base salary without the IRS limitations noted above. The amount accrued by the Company on behalf of Mr. Jordan in connection with this benefit during Fiscal 2007 was $25,569. When fully vested (on March 8, 2012), the estimated annual supplemental retirement benefit payable by the Company to Mr. Jordan upon retirement will be $56,272. The estimated annual benefit payable to Mr. Jordan upon 100% vesting will be 20% of his average base salary for his last three (3) years of employment under his employment agreement and assuming a 4% general salary increase over each of the next five (5) years.

Mr. Kilfoyle’s employment agreement provides for a supplemental retirement benefit to be paid to him for ten (10) years upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual benefit to be paid to Mr. Kilfoyle is based on a final pay formula which includes years of service and final average base salary without the IRS limitation noted above. The amount accrued by the Company on behalf of Mr. Kilfoyle in connection with this benefit during Fiscal 2007 was $108,729. When fully vested (on September 1, 2008), the estimated annual supplemental retirement benefit payable by the Company to Mr. Kilfoyle upon retirement will be $61,700. The estimated benefit payable to Mr. Kilfoyle upon 100% vesting will be 30% of his average base salary for his last three (3) years of employment under his employment agreement and assuming a 4% percent general salary increase over the next year.

Mr. Tharani’s employment agreement provided for a supplemental retirement benefit to be paid to him for ten (10) years upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual benefit to be paid to Mr. Tharani would be 30% of Mr. Tharani’s average base salary for his last three (3) years of employment under his employment agreement. The amount accrued by the Company on behalf of Mr. Tharani in connection with this benefit during Fiscal 2007 was $4,353. On March 2, 2007 Mr. Tharani’s employment with the Company terminated and as a result an annual supplemental retirement benefit payable by the Company to Mr. Tharani will be $76,008. The benefit payable to Mr. Tharani at 100% vested is based on 30% of his average base salary for the last three (3) years of his employment prior to his termination of employment.

Perquisites

Generally, corporate officers are provided the same fringe benefits as all other Company employees in the U.S., such as health, dental, vision and prescription drug insurance; group life insurance, short and long-term disability insurance; and participation in a 401(k) plan with a company match. In addition, certain NEOs are also provided certain perquisites such as a monthly car allowance, supplemental life and long-term disability insurance, club/membership fees, legal fees, and investment fees. As mentioned above Messrs. Nathe, Puehringer, Jordan, Kilfoyle, and Tharani also receive supplemental retirement benefits as provided for in their respective employment agreements.

Severance and Change-in-Control Agreements

Messrs. Nathe, Puehringer, Jordan and Kilfoyle are, and Mr. Tharani was, afforded certain severance and change-in-control benefits as provided for in each NEOs employment agreement with the Company. The specific details of such severance and change-in-control benefits are discussed below under the Potential Payments upon Termination or Change of Control.

Process for Setting and Reviewing Compensation

The Committee reviews and determines the compensation for its executive officers and certain senior managers by identifying the market value of each position and determining the appropriate mix of compensation elements in order to maintain alignment with the Company’s goals and objectives. The Committee considers and compiles compensation data from proprietary and public surveys that track companies in the manufacturing sector that are comparable in size, global organization structure and annual revenues. In addition, where and when appropriate, the Company and/or the Committee have the authority to retain the services of outside compensation consultants to better understand the competitive marketplace and to assess the appropriateness of the Company’s compensation programs. In the fiscal year ended June 30, 2007 (“Fiscal 2007”), the Company and the Committee used the services of Hewitt Associates, LLC, a human resource consulting firm.

Resources for Advice on Executive Compensation

The Company’s internal management and human resources department supports the Committee in its work of reviewing and determining executive level compensation. In its support role, management and the human resources department recommend, but do not determine, the amount or form of executive and director compensation. Where and when appropriate, the Company and/or the Committee retain the services of outside compensation consultants to better understand the competitive marketplace and to assess the appropriateness of the Company’s compensation programs. During Fiscal 2007, the Company and the Committee used the services of Hewitt Associates, LLC, a human resource consulting firm.

Accounting and Tax Considerations

Deductibility of Compensation under Federal Income Taxes

Based on currently prevailing authority, including Treasury Regulations issued in December, 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company will pay any amounts with respect to the fiscal year ending June 30, 2007 (“Fiscal 2007”) that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and accordingly has not recommended that any special actions be taken, or plans or programs be revised at this time in light of such tax law provision (except that the Company intends that stock options granted under the 1996 Plan, and stock options or other awards made under the 2005 Plan, have an exercise price which is the fair market value of the stock on the date of grant and that such options qualify as “performance-based compensation” under Section 162(m) of the Code).

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

Ralph R. Whitney, Jr., Chairman
Judith A. Mulholland
Akira Hara

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Akira Hara, formerly an Executive Officer of the Company and Chairman of Baldwin Japan Ltd., a subsidiary of the Company, served on the Company’s Compensation Committee during the fiscal year ended June 30, 2006, but resigned from the Compensation Committee in August, 2006. In August 2007, Mr. Hara was re-appointed to that Committee, following a determination by the Board that he is now an Independent Director. This determination followed a change in the AMEX rules (bringing AMEX rules more closely into conformance with SEC rules) regarding the amount of compensation an independent director can be paid by the Company.

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate amounts of compensation earned in the fiscal year ended June 30, 2007 for services rendered in all capacities by the Named Executive Officers.

					Non-Equity	Change in
					Incentive	Nonqualified
					Plan	Deferred
			Stock	Option	Compen-	Compen-
			Awards	Awards	sation	sation
Name and		Salary	($)	($)	($)	Earnings	All Other
Principal Position	Year	($)	(1)	(1)	(2)	($)(3)	Compensation ($)		Total ($)

Gerald A. Nathe	2007	$450,000	$70,317	$34,071	$104,063	$276,370	$46,562	(5)	$981,383
Chairman and former CEO(4)
Karl S. Puehringer	2007	$310,524	$115,883	$22,007	$75,194	$172,769	$145,422	(7)	$841,799
President & CEO(6)
John P. Jordan	2007	$78,846	$6,111	—	$19,269	$25,596	$17,148	(9)	$146,970
Vice President, CFO and Treasurer(8)
Shaun J. Kilfoyle	2007	$196,661	$20,933	$21,970	$47,857	$108,729	$13,531	(10)	$409,681
Vice President
Vijay C. Tharani	2007	$172,208	$6,317	$533	$39,443	$4,353	$286,744	(12)	$509,598
former VP, CFO & Treasurer(11)

Notes:

(1)	Represents the amount recognized for financial reporting purposes with respect to fiscal 2007 for RSAs and RSUs (Stock Awards) and stock options (Option Awards) granted during the fiscal year and prior fiscal years, as determined in accordance with Statement of Financial Accounting Standards (SFAS) No.123(R).

(2)	Includes cash bonus earned and paid under the Company’s Fiscal 2007 MICP.

(3)	Represents total change in the present value of the accumulated benefits under the Company’s SERP arrangements (see SERP table below) for the NEOs from July 1, 2006 (the beginning of Fiscal 2007) to June 30, 2007 (the end of Fiscal 2007).

(4)	Mr. Nathe served as CEO through June 30, 2007.

(5)	Includes a $3,908 long-term disability insurance premium, $12,664 legal and investment fees, a $13,645 life insurance premium, a $4,545 auto allowance, and a Company contribution of $11,800 to the named individual’s 401(k) profit sharing and savings plan account.

(6)	Mr. Puehringer became CEO effective July 1, 2007.

(7)	Includes a $3,573 long-term disability insurance premium, a $2,250 life insurance premium, a $3,663 auto allowance, a $1,515 club membership fee, a Company contribution of $13,393 to the named individual’s 401(k) profit sharing and savings plan account, $70,000 paid by the Company during Fiscal 2007 as reimbursement for relocation expenses, and a $50,028 gross-up payment to cover taxes associated with Mr. Puehringer’s relocation to the United States.

(8)	Mr. Jordan was elected Vice President, Chief Financial Officer and Treasurer effective March 9, 2007.

(9)	Includes a $9,462 long-term disability insurance premium, a $1,620 life insurance premium, a $2,800 auto allowance, and a Company contribution of $3,266 to the named individual’s 401(k) profit sharing and savings plan account.

(10)	Includes a $2,140 life insurance premium, a $3,163 auto allowance, and a Company contribution of $8,228 to the named individual’s 401(k) profit sharing and savings plan account.

(11)	Mr. Tharani’s employment with the Company terminated as of March 2, 2007.

(12)	Includes a $1,021 long-term disability insurance premium, a $3,163 auto allowance, a Company contribution of $6,120 to the named individuals 401(k) profit sharing and savings plan account, a $255,852 severance payment, and a $20,664 payment for accrued and unused vacation at the time of separation from the Company.

Employment Agreements

Gerald A. Nathe

Effective June 30, 2007, the Company entered into a new employment agreement with Gerald A. Nathe, its Chairman (then Chairman and Chief Executive Officer), replacing an earlier agreement dated March 19, 2001 and all amendments thereto. The new agreement provides that (a) Mr. Nathe will be paid (i) an annual salary of $350,000, (ii) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was initiated by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability, (iii) annual deferred compensation in the amount of $160,000 following the termination of Mr. Nathe’s employment, and (b) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to one hundred sixty thousand shares of the Company’s Class A Common Stock, in four equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company’s Class A Common Stock has attained $7.87 per share and, in the case of each subsequent installment, such market value has increased by $2.00 per share over the market value at which the previous installment was earned. For purposes of clause (a)(iii) above, in the event of the occurrence of certain events (unless Mr. Nathe votes in favor of them as a Director of the Company) such as any merger or consolidation or sale of substantially all of the assets of the Company or a change in control or liquidation of the Company, or in the event the Company fails to observe or comply in any material respect with any of the provisions of his employment agreement, Mr. Nathe may, within six months of the happening of any such event, provide notice of termination of his employment to the Company, and the Company shall be obligated to pay Mr. Nathe severance in an amount equal to 2.9 times his then annual base salary. Mr. Nathe has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company.

Karl S. Puehringer

Effective June 30, 2007, the Company entered into a new employment agreement with Karl S. Puehringer, its President and then Chief Operating Officer (and effective July 1, 2007, its Chief Executive Officer), replacing an earlier agreement dated July 1, 2005 and all amendments thereto. The new agreement provides for the Company to pay to Mr. Puehringer (a) a minimum base salary of $400,000, (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for fifteen (15) years following termination of his employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was initiated by the Company or by Mr. Puehringer, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability. For purposes of clause (d) above, in the event of (i) any merger or consolidation or sale of substantially all of the assets of the Company resulting in a change in control, (ii) the liquidation of the Company, or (iii) a material diminution in Mr. Puehringer’s duties, then in each such case, Mr. Puehringer may, within six months of any such event, terminate his employment and be entitled to receive a severance payment in an amount equal to twice his then annual base salary. The agreement expires on June 30, 2012 and, unless terminated with two year’s prior written notice, will automatically extend for additional five (5) year terms.

John P. Jordan

Effective March 8, 2007, the Company entered into an employment agreement with John P. Jordan, its Vice President, Chief Financial Officer and Treasurer. The agreement provides for the Company to pay to Mr. Jordan (a) a minimum base salary of $250,000, (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for ten (10) years following termination of his employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was by the Company or by Mr. Jordan, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability. For purposes of clause (d) above, in the event of (i) any merger or consolidation or sale of substantially all of the assets of the Company resulting in a change in control, (ii) the liquidation of the Company, or (iii) a material diminution in Mr. Jordan’s duties, then in each such case, Mr. Jordan may, within six months of any such event, terminate his employment and be entitled to receive a severance payment in an amount equal to his then annual base salary. Mr. Jordan’s agreement is for an initial term that expires on March 8, 2010 and, unless terminated with six months prior written notice, will automatically extend for additional three (3) year terms.

Shaun J. Kilfoyle

Effective September 1, 2004, the Company entered into an employment agreement with Shaun J. Kilfoyle, its Vice President of American Operations, replacing an earlier agreement dated February 14, 2003. The agreement provides for the Company to pay Mr. Kilfoyle (a) a minimum base salary of $170,000, (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for ten (10) years following termination of employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was with or without cause. In addition, in the event of any merger or consolidation by the Company with or into any other entity or any sale by the Company of substantially all of its assets or the adoption by the Company of any plan of liquidation, under certain conditions,

Mr. Kilfoyle may receive a severance payment in an amount equal to his then annual base salary. The agreement is for an initial term of three (3) years, and unless terminated, will automatically extend for additional three (3) year terms.

Vijay C. Tharani

Effective June 18, 2001, the Company entered into an employment agreement with Vijay C. Tharani, its then Vice President, Chief Financial Officer and Treasurer, which was amended on November 11, 2003. The employment agreement, as amended, provided for the Company to pay to Mr. Tharani (a) a minimum base salary of $240,000, (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for ten (10) years following termination of his employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment. The agreement was for an initial term of three (3) years and was automatically extended; however, it was terminated on March 2, 2007 when Mr. Tharani’s employment with the Company terminated.

GRANTS OF PLAN-BASED AWARDS
FOR THE FISCAL YEAR ENDED JUNE 30, 2007

The following grants were made during the fiscal year ended June 30, 2007 to the Named Executive Officers pursuant to the Company’s 2005 Equity Compensation Plan and the MICP.

						All Other
			Estimated Future Payouts Under			Stock Awards:
			Non-Equity Incentive Plan Awards			Number of	Grant Date Fair
			Threshold	Target	Maximum	Shares of	Value of Stock and
Name	Grant Date		($)	($)	($)	Stock or Units	Option Awards ($)(3)

Gerald A. Nathe	04/12/07	(1)	$0.00	$112,500	$168,750	—	—
	11/14/06	(2)	—	—	—	35,000	$38,734
Karl S. Puehringer	04/12/07	(1)	$0.00	$81,291	$121,937	—	—
	11/14/06	(2)	—	—	—	30,000	$33,200
	06/12/07	(2)	—	—	—	30,000	$4,917
John P. Jordan	04/12/07	(1)	$0.00	$20,833	$31,250	—	—
	05/02/07	(2)	—	—	—	20,000	$6,111
Shaun J. Kilfoyle	04/12/07	(1)	$0.00	$47,972	$71,958	—	—
	11/14/06	(2)	—	—	—	7,500	$8,300
Vijay C. Tharani	04/12/07	(1)	$0.00	$63,963	$95,945	—	—
	11/14/06	(2)	—	—	—	20,000	-0-	(4)

(1)	The Company’s Fiscal 2007 MICP was revised on this date and the amounts reported reflect MICP payouts based on half year performance from January 1, 2007 thru June 30, 2007. Actual amounts of Fiscal 2007 MICP payments to the NEOs were determined in September 2007 and are included in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Represents awards of RSAs under the Company’s 2005 Equity Compensation Plan, which have restrictions that lapse in three (3) equal annual installments on the first, second and third anniversaries of the Grant Date.

(3)	Represents the fair value (closing price of Company’s stock) of RSAs as determined under SFAS No. 123(R).

(4)	No expense was reported during Fiscal 2007, since Mr. Tharani’s employment with the Company terminated on March 2, 2007, resulting in his RSAs being cancelled.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2007

The following table lists the outstanding stock options, restricted stock awards and restricted stock unit awards at June 30, 2007 for each of the Named Executive Officers.

	Number of	Number of					Market
	Shares of	Shares of				Number of	Value of
	Common Stock	Common Stock				Shares or	Shares or
	Underlying	Underlying				Units of	Units of
	Unexercised	Unexercised		Option		Stock that	Stock that
	Options	Options		Exercise	Option	have not	have not
	(#)	(#)		Price	Expiration	Vested	Vested($)
Name	Exercisable	Unexercisable		($)	Date	(#)	(1)

Gerald A. Nathe	16,500	—		$5.50	8/11/2008	—	—
	40,000	—		$1.05	8/07/2011	—	—
	33,333	16,667	(2)	$1.93	11/11/2013	—	—
	16,666	33,334	(3)	$3.41	8/17/2014	—	—
	—	—		—	—	16,666	$100,496
	—	—		—	—	35,000	$211,050
Karl S. Puehringer	25,000	—		$1.15	11/13/2011	—	—
	30,000	—		$0.82	8/13/2012	—	—
	16,667	8,333	(2)	$1.93	11/11/2013	—	—
	11,666	23,334	(3)	$3.41	8/17/2014	—	—
	—	—		—	—	13,333	$80,398
	—	—		—	—	20,000	$120,600
	—	—		—	—	30,000	$180,900
	—	—		—	—	30,000	$180,900
John P. Jordan	—	—		—	—	20,000	$120,600
Shaun J. Kilfoyle	9,333	—		$0.82	8/13/2012	—	—
	8,334	8,333	(2)	$1.93	11/11/2013	—	—
	11,666	23,334	(3)	$3.41	8/17/2014	—	—
	—	—		—	—	6,666	$40,196
	—	—		—	—	7,500	$45,225
Vijay C. Tharani(4)	—	—		—	—	0	0

(1)	Represents the number of shares of RSAs or RSUs which remain under restriction multiplied by $6.03, the fair market value (closing price) of the Company’s Class A Common Stock on June 29, the last trading day of Fiscal 2007.

(2)	Options will vest on November 11, 2007.

(3)	One half of these options vested on August 17, 2007; the remainder will vest on August 17, 2008.

(4)	Mr. Tharani’s employment with the Company terminated on March 2, 2007.

OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL
YEAR ENDED JUNE 30, 2007

The following table lists the exercise of stock options and the lapse of restrictions with respect to restricted stock and restricted stock unit awards for each Named Executive Officer during the fiscal year ended June 30, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares of		Shares of
	Common Stock	Value Realized	Common Stock	Value Realized
	Acquired	on Exercise	Acquired	on Vesting
	on Exercise	($)	on Vesting	($)
Name	(#)	(1)	(#)	(2)

Gerald A. Nathe	35,000	$80,500	8,333	$42,082
Karl S. Puehringer	—	—	16,666	$93,963
John P. Jordan	—	—	—	—
Shaun J. Kilfoyle	—	—	3,333	$16,832
Vijay C. Tharani	108,000	$349,283	5,000	$25,250

(1)	Value Realized on Exercise represents the difference between the exercise price of the stock option and the fair market value (closing price) of the Company’s Class A Common Stock on the date of exercise.

(2)	Value Realized on Vesting represents the fair market value (closing price) of the Company’s Class A Common Stock on the date the restrictions of the RSAs or RSUs lapsed.

PENSION BENEFITS (SUPPLEMENTAL RETIREMENT BENEFITS — SERPS)

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers and the number of years of service credited to each of the NEOs under the SERP agreements in place with each of the NEOs.

			Present
		Number of Years	Value of Accumulated	Payments During
	Plan	Credited Service	Benefit	Last Fiscal Year
Name	Name	(#)	($)	($)

Gerald A. Nathe	SERP	17	$1,631,820	—
Karl S. Puehringer	SERP	6	$990,144	—
John P. Jordan	SERP	.25	$25,596	—
Shaun J. Kilfoyle	SERP	6	$348,865	—
Vijay C. Tharani	SERP	6	$589,378	—

Other than the SERP benefits described in the table above, the Company does not provide its NEOs with any nonqualified deferred compensation benefits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The employment agreements that the Company has entered into with each of the NEOs requires the Company to provide for certain payments to the NEO in the event of termination of his employment or a change in control of the Company. The following table shows estimated payments to each of the Company’s NEOs under his existing contract under various scenarios involving a termination of employment or a change in control of the Company, assuming that such individual’s employment was terminated or a change in control of the Company had occurred on June 30, 2007.

Payment	Gerald A. Nathe		Karl S. Puehringer		John P. Jordan		Shaun J. Kilfoyle

Upon termination by the Company Without Cause
Cash Severance	$1,015,000		$1,160,000		$250,000		$98,829
Accrued but unpaid MICP(1)	—		$200,000		$125,000		$98,826
Vested SERP Compensation(2)	$1,631,820		$990,144		—		$348,865
Cost of outplacement	—		$30,000		$15,000		$10,000
Insurance reimbursement	$126,819		$16,268		$5,679		$8,134
Accrued vacation	$94,231		$84,616		$6,731		$53,215

Upon termination by Mutual Consent
Cash Severance	$350,000		—		—		—
Accrued but unpaid MICP	—		$200,000		$125,000		—
Vested SERP Compensation	$1,631,820		$990,144		—		$348,865
Insurance reimbursement	$126,819		—		—		—
Accrued vacation	$94,231		$84,616		$6,731		$53,215

Upon termination by the Company With Cause
Vested SERP Compensation	$1,613,820		$990,144		—		$348,865
Insurance reimbursement	$126,819		—		—		—
Accrued vacation	$94,231		$84,616		$6,731		$53,215

Upon termination by the Executive
Upon the occurrence of Certain Events(3)
Cash Severance	$1,015,000		$1,160,000		$250,000		$98,826
Accrued but unpaid MICP	—		$200,000		$125,000		$98,826
Vested SERP Compensation	$1,631,820		$990,144		—		$348,865
Cost of outplacement	—		$30,000		$15,000		$10,000
Insurance reimbursement	$126,819		$16,268		$5,679		$8,134
Accrued vacation	$94,231		$84,616		$6,731		$53,215

Upon termination as a result of Disability
Disability Payment	$482,957	(4)	$2,607,000	(5)	$236,229	(5)	$494,368	(6)
Accrued but unpaid MICP	—		$200,000		$125,000		$98,826
Vested SERP Compensation	$1,631,820		$990,144		—		—
Insurance reimbursement	$126,819		—		—		—
Accrued vacation	$94,231		$84,616		$6,731		$53,215

Upon termination as a result of Death
Accrued but unpaid MICP	—		$200,000		$125,000		$98,826
Vested SERP Compensation	$1,631,820		$990,144		—		$348,865
Insurance reimbursement	$126,819		—		—		—
Accrued vacation	$94,231		$84,616		$6,731		$53,215

Payment	Gerald A. Nathe	Karl S. Puehringer	John P. Jordan		Shaun J. Kilfoyle

Upon termination for Retirement
Accrued but unpaid MICP	—	$200,000	$125,000		$98,826
Vested SERP Compensation	$1,631,820	$990,144	—		$348,865
Insurance reimbursement	$126,819	—	—		—
Accrued vacation	$94,231	$84,616	$6,731		$53,215

Upon expiration of Agreement
Cash Severance	—	$600,000	—		—
Accrued but unpaid MICP	—	$200,000	$83,333	(7)	$16,471	(7)
Vested SERP Compensation	$1,631,820	$990,144	—		$348,865
Insurance reimbursement	$126,819	$16,268	—		—
Accrued vacation	$94,231	$84,616	$6,731		$53,215

(1)	Reflects the value of the payment under the Company’s MICP assuming the payout was at 100% of the target.

(2)	Reflects the present value of the SERP benefits that would be provided upon termination. This is not a lump sum payment.

(3)	Upon the occurrence of certain events in each individual NEO’s employment agreement (e.g. the removal of an NEO from his position, a material diminution of duties or the assignment of duties that are materially inconsistent with the NEO’s position, merger or sale by the Company with or into another entity, sale by the Company of substantially all of its assets, change of a majority of directors of the Company, or adoption by the Company of any plan of liquidation), the NEO may terminate his employment and receive the same payments from the Company that the Company would have been obligated to pay in the case of Termination by the Company Without Cause.

(4)	Reflects the present value of disability payments in an amount equal to 50% of the NEO’s monthly base salary payable through June 30, 2010. This is not a lump sum payment.

(5)	Reflects the present value of disability payments in an amount equal to 50% of the NEO’s monthly base salary payable until the NEO attains the age of 65. This is not a lump sum payment.

(6)	Reflects the present value of disability payments in an amount equal to 60% of the NEO’s monthly base salary up to a maximum of $5,000 per month and payable until the NEO attains the age of 65. This is not a lump sum payment.

(7)	Reflects the value of the MICP payment assuming the payout was at 100% of the target and pro-rated for the duration the agreement was in effect during the fiscal year of expiration.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Samuel B. Fortenbaugh III, a Director of the Company since 1987, has rendered legal services to the Company since September 2002. During the fiscal year ended June 30, 2007, the Company paid $211,000 to Mr. Fortenbaugh for legal services rendered. Prior to September 2002, Mr. Fortenbaugh was a partner of the law firm of Morgan Lewis & Bockius LLP, which firm has rendered legal services to the Company since 1980.

Akira Hara, a Director of the Company since 1989, has served as a strategic advisor to the Company since January 1, 2004. He is also a non-executive Chairman of Baldwin Japan Limited, a wholly-owned subsidiary of the Company. Mr. Hara, as a strategic advisor, receives compensation of approximately $60,000 per year. In addition, Mr. Hara receives annual benefits in the amount of approximately $136,000 under a non-qualified supplemental executive retirement plan, which expires in 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

From 1968 through 2006, PricewaterhouseCoopers LLP (“PWC”) and its predecessor firms served as the Company’s independent registered public accounting firm. As previously disclosed in a Form 8-K current report filed on November 20, 2006, the Audit Committee of the Board of Directors of the Company on November 14, 2006 dismissed PWC as the Company’s independent registered public accounting firm effective November 14, 2006.

The reports of PWC on the Company’s financial statements for the fiscal years ended June 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended June 30, 2006 and 2005 and through November 14, 2006, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the matter in their reports on the financial statements for such years. In addition, during the years ended June 30, 2006 and 2005 and through November 14, 2006, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. The Company requested PWC to furnish the Company with a letter of PWC addressed to the Securities and Exchange Commission stating whether or not PWC agreed with the above statements. A copy of the PWC letter, dated November 20, 2006, was filed as Exhibit 16 to the Company’s current report on Form 8-K filed on November 14, 2006.

As disclosed in a current report on Form 8-K filed on November 28, 2006, the Audit Committee also approved the retention of Grant Thornton LLP (“GT”) as the Company’s new independent registered public accounting firm for the fiscal year ending June 30, 2007, subject to GT’s completion of its client acceptance procedures. On November 28, 2006, GT informed the Company that its client acceptance procedures were complete and that the Company had been accepted as a client of the firm.

During the Company’s two most recent fiscal years and the subsequent interim period prior to engaging GT, neither the Company nor anyone acting on behalf of the Company consulted GT regarding (i) either (a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The table below provides a summary of the aggregate fees billed for professional services rendered to the Company by GT and PWC during the fiscal year ended June 30, 2007 and by PWC during the fiscal year ended June 30, 2006.

	PWC	PWC	GT
	2006	2007	2007

Audit Fees	$724,528	$88,750	$1,041,000
Audit-Related Fees(1)	—	635,564	—
Tax Fees	$115,350	—	$44,905
All Other Fees	—	—	—

TOTAL	$839,878	$724,314	$1,085,905

(1)	primarily reflects services related to the Company’s acquisition of Oxy-Dry Corporation.

In accordance with its charter, the Audit Committee pre-approved all non-audit fees for fiscal year 2007 listed above. In addition, the Audit Committee considered the fees for non-audit services in relation to their assessment of the independence of GT.

A representative of GT is expected to be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and to respond to appropriate questions of stockholders.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for inclusion in the Company’s 2008 proxy statement provided they are received by the Company no later than June 17, 2008 and are otherwise in compliance with applicable SEC regulations. A stockholders who wishes to present a proposal at the 2008 Annual Meeting of Stockholders when such proposal is not intended to be included in the Company’s 2008 proxy statement must give advance notice to the Company on or before September 1, 2008, which, pursuant to SEC rules, is 45 days prior to the first anniversary of the mailing date of the previous year’s initial proxy statement.

GENERAL

So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournment thereof in accordance with the discretion of the persons named therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Company, the SEC, and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2007, to the best of the Company’s knowledge, all required reports were filed on a timely basis. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, including financial statements, may be obtained without charge by writing to the Company Secretary at the above address. The Annual Report is also available on the Company’s web site at www.baldwintech.com under “Investor Relations.”

OTHER INFORMATION

The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

Helen P. Oster
Secretary

PLEASE MARK VOTES AS IN THIS EXAMPLE
REVOCABLE PROXY BALDWIN TECHNOLOGY COMPANY, INC.
Annual Meeting of Stockholders to be held November 13, 2007
CLASS A COMMON STOCK
Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC,, hereby appoints KARL S. PUEHRINGER, JOHN R JORDAN and HELEN P, OSTER, and each of them, altorneys and agents of (he undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Courtyard by Marriott Shelton, 780 Bridgeport Avenue, Shelton, Connecticut on November 13, 2007 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
Date
Please be sure to sign and date this Proxy in the box below.
1. io elect tnree uass il Directory to serve for a three-year term or until their snrcosfiors ara filoctfiri and qualified: MarkT. Becker, Ronald B. Salvagio and Gerald A. Nathe INSTRUCTION; To withhold authority to vote for any individual nominee, mark “For AM Except” and write that nominee’s name in the space provided below,
For Against Abstain 2. To amend the Company’s Restated Certificate of Incorporation to authorize a Class of Serial Preferred Stock. 3. To transact such other business as may properly come before the meeting or any adjournment thereof, THIS PROXY WHEN PROPERlyEXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND 2. MEETING. NOTE BELOW —
Stockholder sign above •
- Co-holder (if any) sign above -
Detach above card, sign, date and mail in postage paid envelope provided, BALDWIN TECHNOLOGY COMPANY, INC,
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
		BALDWIN TECHNOLOGY COMPANY, INC.		For	With- hold
Annual Meeting of Stockholders to be held January 24, 2008 CLASS B COMMON STOCK		1.	To elect one Class II Director to serve for a three-year term or until his successor is elected and qualified:	☐	☐

     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints KARL S. PUEHRINGER, JOHN P. JORDAN and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class B Common Stock of the undersigned in said Company at the Annual Meeting of stockholders of said Company to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on January 24, 2008 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
Gerald A. Nathe

		2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
		MARK HERE IF YOU PLAN TO ATTEND THE MEETING.			→	☐
		MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW			→	☐

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

+	+

é	Detach above card, sign, date and mail in postage paid envelope provided. BALDWIN TECHNOLOGY COMPANY, INC.	é

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
		BALDWIN TECHNOLOGY COMPANY, INC.		For	With- hold	For All Except
Annual Meeting of Stockholders to be held January 24, 2008 401(k) PLAN		1.	To elect three Class II Directors to serve for a three-year term or until their successors are elected and qualified:	☐	☐	☐

     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints KARL S. PUEHRINGER, JOHN P. JORDAN and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on January 24, 2008 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
Mark T. Becker, Ronald B. Salvagio and Gerald A. Nathe

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

		MARK HERE IF YOU PLAN TO ATTEND THE MEETING.			→	☐
		MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW			→	☐

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

+	+

é	Detach above card, sign, date and mail in postage paid envelope provided. BALDWIN TECHNOLOGY COMPANY, INC.	é

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.